Calculation of Filing Fee Tables
S-8
Gitlab Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class A Common stock, par value $0.0000025 per share, 2021 Equity Incentive Plan	Other	8,503,382	$ 21.28	$ 180,951,968.96	0.0001381	$ 24,989.47
2	Equity	Class A Common stock, par value $0.0000025 per share, 2021 Employee Stock Purchase Plan	Other	1,700,676	$ 18.09	$ 30,765,228.84	0.0001381	$ 4,248.68
Total Offering Amounts:						$ 211,717,197.80		$ 29,238.15
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 29,238.15
Offering Note
[1]	Offering Note Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of the Registrant's Class A Common stock that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant's outstanding shares of Class A Common stock. (1) Represents additional shares of Class A Common stock reserved for issuance under the Registrant's 2021 Equity Incentive Plan (the "2021 EIP") resulting from the annual 5% automatic increase in the number of authorized shares reserved for issuance under the 2021 EIP. The increase was effective as of February 1, 2026. (2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and (h) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the Registrant's Class A Common stock as reported by the Nasdaq Global Market on March 24, 2026.

[2]	Offering Note Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of the Registrant's Class A Common stock that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant's outstanding shares of Class A Common stock. (1) Represents additional shares of Class A Common stock reserved for issuance under the Registrant's 2021 Employee Stock Purchase Plan (the "2021 ESPP") resulting from the annual 1% automatic increase in the number of authorized shares reserved for issuance under the 2021 ESPP. The increase was effective as of February 1, 2026. (2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and (h) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the Registrant's Class A Common stock as reported by the Nasdaq Global Market on March 24, 2026, multiplied by 85%, which is the percentage of the trading price per share applicable to purchasers under the 2021 ESPP.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources